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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting parts of the Registration Statements on Form S-3 (Nos. 333-67307, 033-58121, 333-00539, 333-22935, 333-23733 and 333-42239) and in the
Registration Statements on Form S-8 (Nos. 333-50919, 333-69449, 033-64198 and 333-37435) of Dana Corporation of our report dated January 25, 1999 appearing on page 21 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 14 of this Form 10-K.


PricewaterhouseCoopers LLP

Toledo, Ohio
February 24, 1999